UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012 (January 3, 2012)

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Pratt as General Manager of the San Diego Facility

Effective January 3, 2012, John Pratt has been hired as the General Manager of the San Diego facility for Pacira Pharmaceuticals, Inc. (the “Company”).  Mr. Pratt will take over the duties that were previously the responsibility of Mark Walters.  In addition, Mr. Pratt will oversee all commercial manufacturing operations, manufacturing and process development activities, internal and partner feasibility and research activities, and quality operations.

Mr. Pratt joins the Company with nearly four decades of experience overseeing commercial manufacturing operations for leading pharmaceutical companies, including Novo Nordisk, AAIPharma and Schering Plough Corp.  Prior to joining the Company, Mr. Pratt, 68, was a general manager of Amylin Ohio LLC  (“Amylin Ohio”), a subsidiary of Amylin Pharmaceuticals, from 2006 to 2011.  In that role, Mr. Pratt managed a 305-person operations team while simultaneously directing Amylin Ohio’s commercial operations and leading the design, construction and FDA acceptance of a 550,000 square foot, state-of-the-art manufacturing, inspection and packaging facility.  Prior to his employment with Amylin, Mr. Pratt was employed by Novo Nordisk, where he held various senior management roles related to manufacturing operations and quality control.  Mr. Pratt has a Bachelor of Science degree in Microbiology/Chemistry from the University of Montana and took post-graduate coursework at the University of Washington.

In connection with his employment as General Manager of the San Diego facility, the Company entered into an employment agreement with Mr. Pratt (the “Employment Agreement”).  The Employment Agreement provides for “at will” employment, which means the Company or Mr. Pratt can terminate his employment at any time, with or without cause. Pursuant to the Employment Agreement, Mr. Pratt will be entitled to a base salary of $250,000 and benefits consistent with other executive officers of the Company, including, subject to board approval, an option to purchase 30,000 shares of common stock and eligibility to receive an annual incentive bonus of up to 30% of his base salary.  If Mr. Pratt’s employment with the Company is terminated for any reason other than for “cause” (as defined in the Employment Agreement) or if he terminates his employment with the Company for “good reason” (as defined in the Employment Agreement), he will be eligible to receive salary continuation for a period of nine months from the date of termination, nine months of accelerated vesting of any option grants held by him and benefits continuation for a period of 12 months from the date of termination.

Retirement of Mark Walters

On January 3, 2012, Mark Walters, Senior Vice President, Technical Operations, announced his retirement from the Company.  His last day of employment with the Company was January 3, 2012. The Company thanks Mr. Walters for his service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer